PROSPECTUS SUPPLEMENT                                             Rule 424(b)(3)
                                                               File No. 33-60129







                           MENTOR GRAPHICS CORPORATION

                       SUPPLEMENT DATED FEBRUARY 20, 1996
                                       TO
                         PROSPECTUS DATED JULY 12, 1995




     Ewald Detjens, one of the Selling Shareholders named in the Prospectus, has made a gift of 1,900 Shares to Deena Gannot ("Donee"), which Shares may be sold pursuant to the Prospectus by Donee. Donee beneficially owns a total of 1,900 shares of Common Stock of Mentor Graphics Corporation and is not an officer, director or employee of Mentor Graphics Corporation.